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                                                                  Exhibit (n)(2)



INDEPENDENT AUDITORS' CONSENT

ContiFinancial STRYPES Trust

We consent to the inclusion in this Pre-Effective Amendment No. 3 to Registration Statement No. 333-1787 of ContiFinancial STRYPES Trust (the "Trust") on Form N-2 of our report dated March 27, 1997 relating to the audit of the statement of assets, liabilities and capital of the Trust and to the reference to us under the heading "Experts" in the Prospectus, which is a part of the Registration Statement.


ARTHUR ANDERSEN LLP
New York, New York
March 28, 1997